SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EQUITY INNS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1550848

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7700 Wolf River Boulevard Germantown, Tennessee	38138

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	pursuant to Section 12(g) of the
Exchange Act and is effective	Exchange Act and is effective
pursuant to General Instruction	pursuant to General Instruction
A.(c), please check the following	A.(d), please check the following
box. ☑	box. ☐

Securities Act registration statement file number to which this form relates:	333-117421

(if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

8.00% Series C Cumulative	New York Stock Exchange
Preferred Stock, $.01 par
value per share
Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2 Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-4.1.E ARTICLES OF AMENDMENT
EX-4.4 CERTIFICATE

Item 1. Description of Registrant’s Securities to be Registered.
     The descriptions of the 8.00% Series C Cumulative Preferred Stock, $.01 par value per share (the “Series C Preferred Stock”), of Equity Inns, Inc. (the “Registrant”) to be registered hereby, contained under the heading “Description of Capital Stock” in Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-3 (No. 333-117421) and under the heading “Description of Series C Preferred Stock” in the Registrant’s Prospectus Supplement thereto dated February 10, 2006 and filed pursuant to Rule 424(b), are incorporated by reference herein.
Item 2. Exhibits.

Exhibit No.	Description

4.1(a)	Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12073) dated October 15, 1997 and filed with the Securities and Exchange Commission on October 23, 1997).

4.1(b)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12073) filed with the Securities and Exchange Commission on May 28, 1998).

4.1(c)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-12073) filed with the Securities and Exchange Commission on June 24, 1998).

4.1(d)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 4.1(d) to the Company’s Form 8-A (File No. 001-12073) filed with the Securities and Exchange Commission on July 11, 2003).

4.1(e)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant Designating and Fixing the Rights and Preferences of the Series C Preferred Stock.

4.2	Form of Share Certificate for the Company’s Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304)).

4.3	Form of Share Certificate for the Company’s 8.75% Series B Cumulative Preferred Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 11, 2003).

Exhibit No.	Description

4.4	Specimen certificate for Series C Preferred Stock.

4.5	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (Registration No. 33-73304)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQUITY INNS, INC.

Date: February 14, 2006	By: Name:	/s/ J. Mitchell Collins J. Mitchell Collins
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

4.1(a)	Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12073) dated October 15, 1997 and filed with the Securities and Exchange Commission on October 23, 1997).

4.1(b)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12073) filed with the Securities and Exchange Commission on May 28, 1998).

4.1(c)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-12073) filed with the Securities and Exchange Commission on June 24, 1998).

4.1(d)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 4.1(d) to the Company’s Form 8-A (File No. 001-12073) filed with the Securities and Exchange Commission on July 11, 2003).

4.1(e)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant Designating and Fixing the Rights and Preferences of the Series C Preferred Stock.

4.2	Form of Share Certificate for the Company’s Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304)).

4.3	Form of Share Certificate for the Company’s 8.75% Series B Cumulative Preferred Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 11, 2003).

4.4	Specimen certificate for Series C Preferred Stock.

4.5	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (Registration No. 33-73304)).